SANYO SEMICONDUCTOR COMPANY ESTABLISHES
AFFILIATE COMPANY, SecurityART

SANYO Semiconductor Company, Imagis Technologies and Intacta Technologies to market total access control and ID verification and authentication solutions

Tokyo, Japan, Vancouver, Canada, Atlanta, USA; March 12, 2002; In a joint statement today, six affiliates of Sanyo Semiconductor Company ("Sanyo"), one of five principal companies of Sanyo Electric Co., Ltd.; Imagis Technologies Inc., (OTCBB: IGSTF; CDNX: NAB Germany: IGY;) ("Imagis"); and, Intacta Technologies Inc. (OTCBB: ITAC) ("Intacta"), announced the formation of SecurityART Inc. SecurityART will integrate the hardware and software technologies of all three companies providing a high-level, robust and multi-level security and verification solution for access control. The resulting product, ID Controller, is being developed for installation in any environment requiring high security such as airports, secure buildings, laboratories, document authentication and verification for passports, visas and ID cards.

SecurityART, headquartered in Japan, will develop, manufacture and market ID Controller, creating a number of multi-level access control systems that incorporate biometrics. SecurityART will initially be capitalized by several subsidiaries and affiliates of the Sanyo group with approximately US$1.5 million (180 million yen) and is expected to increase to US$2.5 million (300 million yen) in the last quarter of 2002. Imagis and Intacta will receive licensing and royalty fees with respect to the marketing of their technologies and will participate in the equity of SecurityART.

The focus of SecurityART will be to design, manufacture, and market sophisticated devices for access control, the first line of defense in controlling who enters secure facilities, as well as ID verification for documents, and ID card authentication. The multi-level solution will include an ID card reader, a fingerprint pad and a digital camera. ID Controller will integrate Imagis' biometric facial recognition technology, ID-2000, Intacta's compression and encoding technology, Intacta.Code, and hardware that includes a Sanyo CCD camera and fingerprint sensor. As a standalone security system, there is no need for expensive cables and wiring to connect to offsite monitoring stations. ID Controller will allow for in-house creation of authorized ID cards that encode the user's fingerprint, facial and biographic data using Intacta.Code. In addition, the standalone configuration does not require offsite monitoring and allows for low-cost, easy installation without major alterations to access facilities.

ID Controller will verify access when an individual enters their ID-card in a reader and secondly, places a finger on the fingerprint pad. The third level of security is transparent and authenticates the individual's identity using the embedded biometric facial recognition technology in a digital camera.

A prototype of the ID Controller will be demonstrated at CardTech/SecurTech, on April 22nd to 25th, in New Orleans, Louisiana.

About Sanyo Semiconductor Company
 The SANYO Semiconductor Company is one of the five principal companies of SANYO Electric Co., Ltd. SANYO Semiconductor Company produces a wide range of semiconductor devices used in embedded system solutions for market leading electronic applications. Specializing in mixed signal devices that understand both analog and digital signals, SANYO Semiconductor Company is increasingly becoming known for its ability in providing system solutions for the latest technologies.

SANYO Semiconductor Company is on the web at http://www.semic.sanyo.co.jp/index_e.htm

About Sanyo Electric Co. Ltd.
 Sanyo Electric Co. Ltd. is a major Japanese corporation that has sales of US$17.4 billion, employs 22,000 people worldwide, and is a world-leader in electronics, consumer appliances, batteries, semi-conductors, electronic devices, and industrial equipment. There are 82 manufacturing entities, 33 sales companies, and 36 other companies within the group that operates worldwide. Sanyo Electric's website is http://www.sanyo.co.jp/koho/index_e.html

About Imagis Technologies Inc.
 Imagis (OTCBB: IGSTF; CDNX: NAB: Germany: IGY) is a developer and marketer of software applications and advanced biometric facial recognition software solutions both as products and as a Software Development Kit. These applications provide a range of security solutions in various industry sectors including airports, law enforcement, customs, immigration and other government agencies, and gaming. Imagis currently has well over a hundred installations of its software in the United States, UK, Canada, and Mexico. http://www.imagistechnologies.com

About Intacta Technologies Inc.
 INTACTA.CODE (OTCBB: ITAC) provides a method of embedding data, securely and reliably, for security solutions utilizing biometric technologies such as facial recognition and fingerprints, across a full array of digital (mainframe to PDA), wireless and hard copy devices. INTACTA.CODE may be utilized to provide hierarchical layers of security for the same block of data. INTACTA.CODE is not just another version of encryption. It is a unique process that provides the security of encryption with a host of other functions. INTACTA.CODE is a COM-based component that compresses and encrypts any data - such as applications, images, database records, and documents - into a graphic form representing the binary information. Any ODBC compliant database can store and query INTACTA.CODE, which can be sent electronically over an intranet, the Internet, or wirelessly to mobile devices. It can also be printed and faxed allowing secure transmission of sensitive data on printed material. http://www.intacta.com

Intacta.Code is a registered trademark of Intacta Technologies Inc. Other registered and unregistered trademarks mentioned herein are the property of their respective owners.

Forward Looking Statements
 This press release contains statements that constitute "forward-looking statements" within the meaning of Section 21B of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements.

Forward-looking statements in this release include our expectations as to the success of our strategic alliance with Sanyo and Intacta and the anticipated benefits of that relationship; our expectations as to the timing of the product prototype launches; our expectations as to the expansion of such product launches into other markets; and the anticipated benefits to potential customers from these products. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties such as any unforeseen incompatibilities among our technology and the respective technologies of Sanyo and Intacta; any technical difficulties related to integrating our technology and the respective technologies of Sanyo and Intacta; the possibility of technical difficulties or delays in future product introductions and improvements; the acceptance of the product prototypes in targeted markets; product development, product pricing initiatives of the proposed new ventures and those of our competitors; and the other risks and uncertainties described in our Form 10-KSB filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACTS:
Investor Relations Sandra Buschau Imagis Technologies Inc. Tel: 604 684-2449 Email: sandy@imagistechnologies.com Website: http://www.imagistechnologies.com	Media Relations Tara Dugan Schwartz Communications, Inc. Tel: 415 512-0770 Email: imagis@schwartz-pr.com
Noel Bambrough President & CEO Intacta Technologies Inc. Tel: 404-880-9919 Email: nbambrough@intacta.com Website: http://www.intacta.com	Huw Thomas Sanyo Semiconductor Company Tokyo Technology Center (AMTEC) Tel: 011-81-3-3837-6351 Email: huw@mo.idc.lsi.sanyo.co.jp Website: http://www.semic.sanyo.co.jp/index_e.htm

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